                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.   20549



                                    Form 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  September 28, 1995


                      DAIRY MART CONVENIENCE STORES, INC.
                      -----------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                  0-12497              04-2497894
            --------                  -------              ----------
 (State or Other Jurisdiction     (Commission File        (IRS Employer
      of Incorporation)                Number)           Identification
                                                           Number)


One Vision Drive, Enfield, Connecticut                        06082
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(Address of Principal Executive Offices)                    (Zip Code)



Registrant's telephone number, including area code: (203) 741-4444



                                      N/A
                                      ---
         (Former name or former address, if changed since last report.)
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          Item 5. Other Events
                  ------------

          The Company issued a press release on September 28, 1995 announcing that it had received notices from holders of a majority of the outstanding principal amount of its 10 1/4% Senior Subordinated Notes due 2004 (the "Notes"), stating that such holders believe a change of control of the Company and a consequent event of default have occurred under the indenture governing the Notes. The terms of the indenture require the Company following a change of control to offer to purchase the Notes at 101% of their principal amount plus accrued interest. The notices relate to a change effected in the control of the holder of a majority of the Company's Class B Common Stock. The press release further stated that the Company is reviewing the notices with its counsel. A copy of the press release is attached and filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference as though fully set forth herein.

          Item 7. Exhibits
                  --------


          The following exhibits are filed as part of this report on Form 8-K pursuant to Item 601 of Regulation S-K:

          Exhibit 99.1 - Press Release dated September 28, 1995.


                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, Dairy Mart Convenience Stores, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  September 29, 1995        DAIRY MART CONVENIENCE
                                 STORES, INC.



                                 By: /s/ Gregory G. Landry
                                    ----------------------
                                     Gregory G. Landry
                                     Its Executive Vice
                                     President and Chief
                                     Financial Officer

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